UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2004 (September 27, 2004)

WINDROSE MEDICAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (317) 860-8180

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-1.1 Underwriting Agreement
Ex-99.1 Press Release

Item 8.01. Other Events.

     On September 28, 2004, Windrose Medical Property Trust (the “Company”) issued a press release announcing an underwritten offering of 1,500,000 common shares of beneficial interest at $12.80 per share. The net proceeds of the offering to the Company will be approximately $18.0 million.

     On September 27, 2004, the Company entered into an underwriting agreement, by and among the Company, Robert W. Baird & Co., Incorporated, Ferris, Baker Watts Incorporated, Stifel Nicolaus & Company Incorporated and J.J.B. Hilliard, W.L. Lyons, Inc. (the “Underwriting Agreement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the press release described above is attached hereto as Exhibit 99.1. These exhibits shall be deemed “filed” with the Securities and Exchange Commission and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are being filed as an exhibit to this Current Report on Form 8-K pursuant to Item 8.01.

Exhibit No.		Description
1.1	—	Underwriting Agreement dated September 27, 2004 by and among the Company, Robert W. Baird & Co., Incorporated, Ferris, Baker Watts Incorporated, Stifel Nicolaus & Company Incorporated and J.J.B. Hilliard, W.L. Lyons, Inc.

99.1	—	Press Release with respect to the Company’s underwritten offering of 1,500,000 common shares of beneficial interest, dated September 28, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: September 28, 2004	By:	/s/ C. Douglas Hanson
C. Douglas Hanson
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.		Description
1.1	—	Underwriting Agreement dated September 27, 2004 by and among the Company, Robert W. Baird & Co., Incorporated, Ferris, Baker Watts Incorporated, Stifel Nicolaus & Company Incorporated and J.J.B. Hilliard, W.L. Lyons, Inc.

99.1	—	Press Release with respect to the Company’s underwritten offering of 1,500,000 common shares of beneficial interest, dated September 28, 2004.